UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 2, 2005, Copano Energy, L.L.C. (the “Company”) filed a Current Report on 8-K announcing that its Board of Directors (the “Board”) had approved the Copano Energy, L.L.C. Management Incentive Compensation Plan (the “Plan”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). The Plan provides for the annual adoption by the Compensation Committee of administrative guidelines to provide for the administration of the Plan, including the approval of annual target awards based on the achievement of annual financial and personal objectives. On February 14,  2006, the Compensation Committee adopted the 2006 Administrative Guidelines for the Plan (the “2006 Guidelines”), which included each Plan participant’s target award for 2006. For 2006, 50% of each Plan participant’s target award is attributable to the achievement of financial objectives and 50% of the target award is attributable to the achievement of personal objectives. For a more detailed discussion of the terms and conditions of the Plan, please read Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 2, 2005, which is incorporated into this Item 1.01 by reference.

On February 16, 2006 and upon the recommendation of the Compensation Committee, the Board of Directors approved a single financial objective under the Plan for 2006. The financial objective is based on the Company attaining certain levels of distributable cash flow (without consideration of non-cash items) on a per unit basis (“Distributable Cash Flow”). Pursuant to the 2006 Guidelines, the 2006 cash bonus pool attributable to the achievement of the financial objective under the Plan will be determined using three levels of Distributable Cash Flow, threshold, target and maximum. Upon the achievement of the threshold, target or maximum levels, a Plan participant will be entitled to 50%, 100% or 150%, respectively, of the portion of his or her target award attributable to the achievement of the financial objective. Each personal objective for 2006 will be assigned a weight, the sum of which comprises the portion of the target award attributable to the achievement of personal objectives. Based on determinations regarding the achievement of each personal objective, a Plan participant will be entitled to the portion of his or her target award attributable to the achievement of the applicable personal objective.

At the close of 2006, the Company’s Chief Executive Officer (“CEO”) will recommend to the Compensation Committee the amount of each cash award to be paid to each eligible participant (other than to the CEO) based upon the accomplishment of the applicable personal objectives and financial objective.  Upon receipt of the CEO’s recommendations, the Compensation Committee will determine the amount of any cash awards under the Plan, including any amount to be paid to the CEO.

A copy of the 2006 Guidelines is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. The foregoing summary of the 2006 Guidelines is qualified in its entirety by reference to Exhibit 10.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

10.1	2006 Administrative Guidelines for the Copano Energy, L.L.C. Management Incentive Compensation Plan*

*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: February 21, 2006	By:	/s/ Douglas L. Lawing
Name: Douglas L. Lawing
Title: Vice President and General Counsel